Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President	Associate Vice President, Investor Relations
	and Chief Financial Officer	and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

BofA MERRILL LYNCH 2013 HEALTH CARE CONFERENCE

RALEIGH, NC, May 7, 2013 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at the BofA Merrill Lynch 2013 Health Care Conference in Las Vegas, NV on Tuesday, May 14 at 4:20 p.m. PT (7:20 p.m. ET).

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Face book page and web site is not incorporated in our SEC filings.